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                                                                EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 to Form S-8 (No. 333-26561)) pertaining to the Consultants' Stock Bonus of Norris Communications, Inc. of our report dated
June 13, 1997, with respect to the consolidated financial statements of Norris Communications, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997 filed with the Securities and Exchange Commission.




Vancouver, Canada,                              ERNST & YOUNG
July 21, 1997.                                  Chartered Accountants